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                                                                   Exhibit 10.12


                              FORM OF SUBLEASE AND CONSENT

         THIS SUBLEASE AND CONSENT (this "Sublease") is made as of this ___ day of __________, 1997 among UBICS, INC. a corporation organized under the laws of Delaware ("Tenant"), UNITED BREWERIES OF AMERICA, INC., a corporation organized under the laws of Delaware ("Sublessee"), and MARIN EXECUTIVE PARK, a general partnership existing under the laws of California ("Landlord").

                                    PREAMBLE

         A. Landlord and Tenant have previously entered into that certain lease dated May 28, 1996, as amended by an Addendum to Lease Agreement dated as of November 1, 1996 and 2nd Addendum to Lease Agreement dated June 20, 1997 (together, the "Master Lease"), for space in the building located at Three Harbor Drive, Suite 115, Sausalito, California (the "Building"), which leased space contains approximately 4,439 rentable square feet of space (the "Leased Premises").

         B. Sublessee desires to sublease a portion of the Leased Premises leased by Tenant from Landlord, Tenant desires to sublease such space to Sublessee, and Landlord is willing to approve the same, all on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

         1. Sublease. Tenant shall sublease to Sublessee and Sublessee shall sublease from Tenant approximately 3,000 rentable square feet of the Leased Premises, along with the nonexclusive right to the use of the common areas of the Building and the Premises for their normal and intended purpose, all as more fully described in Exhibit A attached hereto (the "Sublease Premises"). In addition, employees of Sublessee shall be permitted access to the facilities of Tenant in the Building, as well as to parking, on the same terms and conditions as Tenant and its employees and agents are entitled to the same.

         2. Term. The term of this Sublease shall commence on _________ __, 1997 or such later date as may be agreed upon by the parties hereto (the "Commencement Date") and terminate on July 2, 1999 (the "Expiration Date"), unless sooner terminated or extended, subject to Section 8 below.

         3. Rent.

            (a) Minimum Rent. As minimum rent for the Sublease Premises (the "Base Rent") Sublessee shall pay to Tenant the amount of $4,788.37 per month (representing Sublessee's pro rata share of Tenant's current base rent payment of $7,085.19 under the Master Lease), in advance at its offices or at such other place as Tenant may from time to time designate in writing, beginning on the first day of the term and continuing on the first day of every month thereafter until the expiration of the term. In the event that Sublessee's obligation to pay Rent commences on a day other than the first day of a calendar month, Sublessee shall pay to Tenant a pro rata portion of the monthly installment of Rent for such calendar month, such pro rata portion to be calculated on the number of days remaining in such partial month after the day upon which Sublessee's obligation to pay Rent commences. All Base Rent and Additional Rent (as defined below) payable by Sublessee hereunder shall be paid to Tenant without any deduction or set-off whatsoever.


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            (b) The monthly Base Rent set forth in paragraph (a) above shall be adjusted annually in the same proportion as the minimum rent payable by Tenant to Landlord under Section 4 of the Master Lease is adjusted, with each adjustment in the monthly Base Rent payable by Sublessee hereunder becoming effective at the same time as the adjustment to the rent payable by Tenant to Landlord under the Master Lease.

                (i) The redetermination of the Rent hereunder shall be made by Tenant as soon as possible after receipt of notice from Landlord of the amount of each adjustment in the rent payable by Tenant.

                (ii) No delay in the redetermination of the base rent by Landlord or Tenant or the providing of any notice regarding the same shall delay or excuse the Sublessee's obligation to pay the monthly installments of Base Rent when due. Such amount as provided herein as last adjusted shall be paid, and upon redetermination of the monthly rent, any balance of annual base rent due and owing by the Sublessee to Tenant for previous months shall be paid forthwith.

            (c) Additional Rent. As and for Additional Rent, Sublessee shall pay to Tenant $2,111.63 per month, representing 67.58% (being the quotient obtained by dividing 3,000, which is Tenant's rentable square feet, by 4,439, which is the total rentable square feet of the Leased Premises) of all amounts payable by Tenant to Landlord as Tenant's allowance for Tenant's share of Building operating expenses. As of the date hereof, Tenant's monthly payment for operating expenses (as defined in the Master Lease) under the Master Lease is $3,124.51. In addition, (i) Sublessee shall pay Tenant 67.58% of any additional amounts payable by Tenant to Landlord for periods covered by this Sublease under Section 4.05 of the Master Lease and (ii) Tenant shall repay Sublessee an amount equal to 67.58% of any credit received by Tenant from Landlord for periods covered by this Sublease under Section 4.05. To the extent that any operating expenses, common area expenses, utilities or other charges related to the operation and maintenance of the Leased Premises are not included in Tenant's operating expense allowance payable to Landlord but are payable by Tenant, Sublessee shall pay to Tenant 67.58% of any such additional charges as its pro rata share of such charges. To the extent that, at Tenant's option, any such items may be separately metered to Sublessee, then Sublessee shall pay the actual cost of Sublessee's usage thereof. Tenant shall provide to Sublessee an invoice or other evidence demonstrating Tenant's calculation of Additional Rent items as such shall become due, along with evidence of the basis for such calculations, and payment shall be made within ten (10) days of receipt of such invoice by Sublessee.

         4. Execution and Delivery; Master Lease Acknowledgment. This Sublease shall be of no force or effect unless and until executed and delivered by all parties hereto. By execution hereof, Sublessee acknowledges that it has received a complete and correct copy of the Master Lease, including all addendums and amendments thereto, and is familiar with the terms thereof.

         5. No Release. This Sublease shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Master Lease, nor shall this Sublease change, modify or amend the obligations of Tenant to Landlord under Master Lease in any manner. In particular, without prejudice to the generality of the foregoing, this Sublease shall not absolve Tenant from the requirement set forth in the Master Lease that Tenant obtain Landlord's prior written approval for any further subleases of the Leased Premises.

         6. Compliance with Master Lease. With respect to the Sublease Premises, Sublessee shall perform and observe the terms and conditions to be performed on the part of Tenant under the provisions




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of the Master Lease, except for the payment of rent and additional rent thereunder, and shall indemnify Tenant and Landlord against all claims, damages, costs and expenses arising out of Sublessee's failure to perform or observe any such terms or conditions, subject however to all the express terms and conditions of this Sublease. If Sublessee shall default hereunder or thereunder and not cure within the times permitted for cure of such default under this Sublease or the Master Lease, Tenant shall have the right to terminate this Sublease upon written notice to Sublessee and also shall have all other remedies against Sublessee provided for Landlord under the Master Lease, and if such default shall constitute a default under the Master Lease, Landlord shall have all remedies available to Landlord thereunder.

         7. Defaults. The occurrence of any one or more of the following events shall constitute a "default" by Sublessee under this Sublease:

            (a) if Sublessee shall fail to pay any Rent or Additional Rent hereunder when and as the same becomes due and payable

            (b) if Sublessee shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than 15 days; or

            (c) If Sublessee shall fail to perform or observe any other term or condition hereof or the Master Lease to be performed or observed by Sublessee (including Master Lease terms and conditions applicable to Sublessee as a result of Section 4 hereof) and such failure shall continue for more than 30 days after written notice thereof to Sublessee from Tenant or Landlord.

         8. Effect of Master Lease Termination. In the event the Master Lease terminates for any reason, including exercise by Tenant of its option under
Section 3.01 of the Master Lease to terminate the Master Lease effective as of the second anniversary of the Commencement Date (as defined in the Master Lease), the term of this Sublease shall expire on the effective date of such early termination of the Master Lease by Tenant.

         9. Additional Remedies of Landlord. In addition to Landlord's rights under Section 8 hereof, in the event Tenant is in default under any of the terms and provisions of the Master Lease, Landlord may elect to receive directly from Sublessee all sums due or payable to Tenant by Sublessee pursuant to this Sublease, and upon receipt of Landlord's notice Sublessee shall thereafter pay Landlord any sums becoming due or payable under this Sublease, and Tenant shall receive from Landlord a corresponding credit for such sums against any and all payments then due or thereafter becoming due from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant's duties, obligations and/or liabilities under this Sublease, nor shall such event impose upon Landlord the duty or obligation to honor this Sublease, nor subsequently to accept Sublessee's attornment pursuant to Section 8(a).

         10. Tenant Application of Rental Payments. Tenant agrees to hold any and all payments due under this Sublease in trust to be applied first to the satisfaction of all of Tenant's obligations under the Master Lease and hereunder before using any part thereof for any other purpose.

         11. Condition of Premises. Sublessee acknowledges and agrees that, except as expressly set forth in this Sublease, there have been no representations or warranties made by or on behalf of Landlord or Tenant with respect to the Premises, the Sublease Premises or the Building or with respect to the suitability of either for the conduct of Sublessee's business. Sublessee is taking the Sublease Premises



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"as is" and the taking of possession of the Sublease Premises by Sublessee shall conclusively establish that the Sublease Premises and the Building were at such time in satisfactory condition, order and repair.

         12. Holdover. Upon failure of Sublessee to surrender possession of the Sublease Premises upon the expiration of the term of this Sublease or sooner termination, Sublessee shall pay to Tenant, as an occupancy charge, an amount equal to 150% of the rate of Rent and other sums required to be paid under this Sublease with respect to the year immediately preceding the expiration or sooner termination of the Term of this Sublease, as applied to any period in which Sublessee shall remain in possession after such expiration or sooner termination of this Sublease prorated on a daily basis for each day of such holding over; provided, however, that in such event Sublessee shall not be released from any further costs, damages or liabilities whether direct, indirect or consequential, suffered by Tenant and occasioned by Sublessee's holding over. In the event of such holding over, Sublessee will be considered a Tenant-at-will.

         13. Liability Insurance.

             13.1 Sublessee shall procure and maintain, at its sole cost and expense, throughout the Term of this Sublease and any renewal thereof, a policy or policies of general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Sublease Premises with carriers and in amounts reasonably satisfactory to Landlord and Tenant but with minimum limits of not less than $300,000/$1,000,000 on account of bodily injuries to or death to any one person or in respect of any one occurrence, accident or disaster, and $50,000 on account of damage to property and which in each case otherwise comply with the requirements of Section 9 of the Master Lease, and all such policies and renewals thereof shall name Landlord and Tenant as additional insureds. All policies of insurance shall provide (i) that no material change or cancellation of said policies shall be made without thirty (30) days' prior written notice to Sublessee, Landlord and Tenant, (ii) that any loss shall be payable notwithstanding any act or negligence of Tenant, Sublessee or Landlord which might otherwise result in the forfeiture of said insurance, and (iii) that the insurance company issuing the same shall not have right of subrogation against Tenant or Landlord. On or before the commencement of this Sublease, and thereafter throughout the Term of this Sublease and any renewal thereof not less than thirty (30) days prior to the expiration dates of said policy or policies, Sublessee shall provide copies of policies or certificates of insurance evidencing coverages required by this Lease. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of California. The aforesaid insurance limits may be reasonably increased from time to time by Landlord or Tenant in order to protect Landlord's or Tenant's interest.

             13.2 If any damage to the Premises, the Building, or any part thereof results from any act or omission of Sublessee, its agents, employees or invitees, Landlord or Tenant may, in addition to its other remedies under this Sublease or the Master Lease, at their option, repair such damage and Sublessee shall, upon demand by Landlord or Tenant, reimburse Landlord or Tenant forthwith for all costs of making such repairs. Such reimbursement shall be immediately due and payable as Additional Rent hereunder.

         14. Miscellaneous.

             14.1. Notices. All notices, consents, requests, demands and other communications required or permitted hereunder (a) shall be in writing; (b) shall be sent (unless otherwise provided) by messenger, certified or registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or



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number(s) set forth below; and (c) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the person or entity delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service, or
(ii) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier. All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five business days' prior notice:

If to Sublessee, hand delivered at the Sublease Premises, or:

                  United Breweries of America, Inc.
                  Three Harbor Drive, Suite 115
                  Sausalito, CA  94065

If to Tenant:

                  UBICS, Inc.
                  Three Harbor Drive, Suite 115
                  Sausalito, CA  94065
                  Attn:

With a copy to:

                  UBICS, Inc.
                  100 Sainte Claire Plaza
                  1120 Boyce Road
                  Pittsburgh, PA  15241
                  Attn:  Manohar B. Hira, President

If to Landlord:

                  Marin Executive Park
                  Three Harbor Drive
                  Sausalito, CA  94965
                  Attn: ___________________

             14.2. Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of the parties' respective successors and assigns, subject at all times, to all agreements and restrictions contained in the Master Lease, and herein, with respect to further subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith. This Sublease may be amended only in writing, signed by all parties hereto.

                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the following parties have executed this Sublease as of the date first written above:

                                        TENANT:
                                        UBICS, INC.

                                        By: ___________________________

                                        Name: _________________________

                                        Title: ________________________

                                        SUBLESSEE:
                                        UNITED BREWERIES OF AMERICA, INC.

                                        By: ___________________________

                                        Name: _________________________

                                        Title: ________________________

ACKNOWLEDGED AND CONSENTED TO EFFECTIVE AS OF ________, 1997.

                                        LANDLORD:
                                        MARIN EXECUTIVE PARK

                                        By: ___________________________

                                        Name: _________________________

                                        Title: ________________________



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                                   EXHIBIT A

                        Description of Sublease Premises

o The nonexclusive right to use all common areas in the Building, including the parking areas associated with the Building, on the same terms and conditions as Tenant and its officers, employees and agents are entitled to use the same

o Office space consisting of approximately 3,000 square feet in the [DESCRIBE PORTION] of the Leased Premises